Consent of Independent Registered Public Accounting Firm

The Board of Directors
Heartland Financial USA, Inc.
We consent to the use in the Registration Statement on Form S-4 and related Prospectus of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading “Experts” in the Registration Statement and Prospectus.
/s/ KPMG, LLP
Des Moines, Iowa
August 15, 2012